UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SUPREME INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPREME INDUSTRIES, INC.

2581 East Kercher Road

Goshen, IN  46528

SUPPLEMENTAL MATERIAL TO OUR PROXY STATEMENT FOR THE

2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 7, 2014

Appointment of Proxy Solicitor

Subsequent to the filing and mailing of the Proxy Statement for our Annual Meeting of Stockholders to be held May 7, 2014, we engaged Eagle Rock Proxy Advisors, LLC (“Eagle Rock”) to assist in soliciting proxies on our behalf.  Eagle Rock may solicit proxies personally, electronically, or by telephone.  We have agreed to pay Eagle Rock $3,000; plus a predetermined fee for each call, contact, and vote; and certain related expenses.  We have also agreed to indemnify Eagle Rock and its employees against certain liabilities arising from the engagement.

Except as described in this supplement, the information provided in the Proxy Statement continues to apply.  To the extent information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement controls.